SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 1999


                  Williams Industries, Incorporated
         (Exact name of registrant as specified in its charter)


       Virginia              0-8190              54-0899518
   (State or other         (Commission        (I.R.S. Employer
   jurisdiction of         File Number)      identification No.)
    incorporation)

  2849 Meadow View Road, Falls Church, Virginia        22042
    (Address of principal executive offices)         (Zip Code)

                        (703) 560-5196
       (Registrant's telephone number, including area code)

                        Not Applicable
  (Former names or former address if changes since last report)



ITEM 5. Other Events.

The company issued the following press release on April 19, 1999:

Williams Industries, Inc. (Nasdaq-WMSI) today announced that the company has converted a significant portion of its long-term debt in a new agreement with United Bank (formerly George Mason
Bank).
The executed agreement substantially reduces the company's cash flow commitments while simultaneously reducing interest expense.
The new agreement allowed the company to pay off the balance of its higher interest notes with some former asset based lenders while simultaneously stabilizing the company's cash commitments at extremely favorable rates for more than ten years.

     "I view this refinancing as an extremely positive affirmation of the company's continually improving financial health," Frank E.
Williams, III, the company's chairman and CEO said. In addition to dramatically improving the company's cash flow and reducing interest expense, the $4 million agreement moves a significant percentage of the company's debt that would have become current at fiscal year end, July 31, 1999, into a more stable, long-term facility.

     The new agreement combines obligations from several prior lenders and also establishes a new line of credit facility of more than $1 million for the company. It is collaterized by some of the company's real estate and a portion of its equipment.

     "The new agreement with United Bank is extremely favorable for the company. We paid more than $150,000 in accelerated expenses and prepayment penalties associated with the old loans, but still will benefit greatly from the new agreement," Williams said, adding "I find it somewhat ironic that we now have people competing to lend us money at great rates when three years ago we couldn't even get people to return our calls. Maybe that makes us the textbook definition of a complete turnaround company."

     The subsidiaries of Williams Industries, Inc. provide a wide range of quality, cost competitive services and products for the industrial, commercial and institutional construction markets. The construction and manufacturing services include: steel and precast concrete erection; miscellaneous metals installation; the fabrication of welded steel plate girders; rolled steel beams, and light structural and other metal products; the construction, repair and rehabilitation of bridges; crane rental, heavy and specialized hauling and rigging; and a wide range of insurance services.

	For additional information, please go to the company's web site "www.wmsi.com" or call the investor relation's office at
(703) 560-5196.



ITEM 7.  Exhibits

         EX 99    REVOLVING CREDIT AND TERM LOAN AGREEMENT dated
                  April 16, 1999.


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             WILLIAMS INDUSTRIES, INCORPORATED


Date: April 19, 1999             /s/ Frank E. Williams, III
                             By: Frank E. Williams, III
                                 President